[EXECUTION VERSION]

JEFFERIES FINANCE LLC 520 Madison Avenue New York, New York 10022	FS INVESTMENT CORPORATION FS INVESTMENT CORPORATION II 345 Park Avenue, 31st Floor New York, NY 10154	ICAHN PARTNERS LP ICAHN PARTNERS MASTER FUND LP ICAHN PARTNERS MASTER FUND II LP ICAHN PARTNERS MASTER FUND III LP HIGH RIVER LIMITED PARTNERSHIP 767 Fifth Avenue 47th Floor New York, NY 10153
MANULIFE FLOATING RATE INCOME FUND
PUBLIC EMPLOYEES RETIREMENT ASSOCIATION OF NEW MEXICO
JHF II – STRATEGIC INCOME OPPORTUNITIES FUND
JOHN HANCOCK INCOME FUND (F/K/A JOHN HANCOCK STRATEGIC INCOME FUND)
JOHN HANCOCK VARIABLE INSURANCE TRUST STRATEGIC INCOME OPPORTUNITIES TRUST
MANULIFE STRATEGIC BALANCED YIELD FUND
MANULIFE STRATEGIC INCOME FUND
MANULIFE ASSET MANAGEMENT STRATEGIC INCOME POOLED FUND
MANULIFE INVESTMENTS TRUST - STRATEGIC INCOME FUND
MANULIFE GLOBAL FIXED INCOME PRIVATE TRUST
TEACHERS' RETIREMENT SYSTEM OF THE STATE OF ILLINOIS
KENTUCKY RETIREMENT SYSTEMS INSURANCE
KENTUCKY RETIREMENT SYSTEM PENSION
SYMMETRY GLOBAL BOND FUND
101 Huntington Avenue, 6th Floor
Boston, MA 02199

CONFIDENTIAL

July 1, 2013

ICAHN FUNDS FEE LETTER

Icahn Partners LP
Icahn Partners Master Fund LP
Icahn Partners Master Fund II LP
Icahn Partners Master Fund III LP
IEP Energy Holdings LLC
767 Fifth Avenue
47th Floor
New York, NY 10153

Attention: Keith Cozza

Re:           Project Denali

Ladies and Gentlemen:

We refer to the commitment letter dated the date hereof (a copy executed by us and attached hereto as Exhibit A and including the exhibits, schedules and annexes thereto, the “Commitment Letter”) among Jefferies Finance LLC (“Jefferies Finance”), FS Investment Corporation (“FS”), FS Investment Corporation II (“FS II”), Manulife Floating Rate Income Fund, Public Employees Retirement Association of New Mexico, JHF II – Strategic Income Opportunities Fund, John Hancock Income Fund (F/K/A/ John Hancock Strategic Income Fund), John Hancock Variable Insurance Trust Strategic Income Opportunities Trust, Manulife Strategic Balanced Yield Fund, Manulife Strategic Income Fund, Manulife Asset Management Strategic Income Pooled Fund, Manulife Investments Trust – Strategic Income Fund, Manulife Global Fixed Income Private Trust, Teachers’ Retirement System of the State of Illinois, Kentucky Retirement Systems Insurance, Kentucky Retirement System Pension and Symmetry Global Bond Fund (collectively, “MAM”), Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP, Icahn Partners Master Fund III LP and High River Limited Partnership (collectively, the “Icahn Funds” and, together with Jefferies Finance, GSO and MAM, “we”, “us” or the “Commitment Letter Parties”), and Dell Inc. (the “Company”).  Terms used but not defined in this letter agreement (this “Fee Letter”) shall have the meanings assigned thereto in the Commitment Letter.

1. Compensation.

a.           Successful Superior Proposal Fee.  As consideration for our commitments and agreements under the Commitment Letter executed by us, in the event that either (x) the Merger Agreement is terminated and in connection with such termination, the Company (or an affiliate thereof) enters into an agreement for a “Superior Proposal” (as defined in the Merger Agreement (as in effect on the date hereof)) that is consummated and which results in the aggregate consideration being paid in connection therewith at a price per share in excess of $13.65 or (y) the merger consideration paid pursuant to the Merger Agreement exceeds $13.65 per share (in either case, a “Successful Superior Proposal”), then you jointly and severally shall pay an aggregate fee (the “Successful Superior Proposal Fee”) to us (and allocated based on each Initial Lender’s Commitment under the Commitment Letter (as of the date hereof) as a proportion of the aggregate Commitments of the Initial Lenders under the Commitment Letter (as of the date hereof)1 in an amount equal to (A) 80% of (B) (i) 0.075 multiplied by (ii) the product of (I) the aggregate amount of Shares (as defined in the Merger Agreement) held by you and your respective affiliates as of the date hereof (which the parties acknowledge and agree is 152,478,650 shares) multiplied by (II) the difference of (a) the price per share at which the Successful Superior Proposal is consummated minus (b) $13.65 (the “Share Price Differential”); provided that in no case shall the Share Price Differential be less than zero.  The $13.65 and number of shares shall be equitably adjusted in the event of any stock split, stock dividend or similar event after the date hereof.  The Successful Superior Proposal Fee shall be earned and payable in full on the date on which a Successful Superior Proposal is consummated and the applicable consideration is paid.  Notwithstanding the foregoing, for the purposes of this Fee Letter, a Successful Superior Proposal shall not include the Tender Offer (to the extent that it would otherwise constitute a “Superior Proposal”) or another “Superior Proposal” that is sponsored and controlled by Icahn and/or SAM.

b.           Alternative Transaction Fee.  If, (x) following the date on which the  Designated Shareholders or any of their respective affiliates shall have appointed, or shall have succeeded in having any of their or any of their respective affiliates’ nominees appointed as, a majority of the directors of the Company’s board of directors, and (y) on or before November 30, 2013 ( the “Final Date”):

the Company or Icahn or any of Icahn’s affiliates (or any person acting in concert with Icahn or any of its affiliates) or the Company’s subsidiaries, consummates one or more debt financing transactions (including any institutional term loan financing), in which any Initial Lender or Arranger did not act in the capacities contemplated for them in the Commitment Letter (to the extent such titles are applicable to such type of transaction) (collectively, the “Titled Capacities”), any portion of the proceeds of which financing are applied prior to the Final Date either to pay any portion of the money under the Tender Offer in connection with the Transactions or to pay any portion of another transaction which delivers or provides cash consideration to the Company’s shareholders (whether in the form of a tender offer for shares of the Company’s capital stock or a dividend or other distribution), then you jointly and severally shall pay an aggregate amount (the “Alternative Transaction Fee”) to the Initial Lenders and the Arrangers (but excluding any Initial Lender or Arranger not entitled to the Alternative Transaction Fee as a result of the actions or failures described in clauses (A) (i) or (ii) of the proviso below) (allocated as set forth in the following paragraph, but not to exceed an aggregate of $72,800,000) equal to (x) 80% of (y) 50% of the Underwriting Fee and the Arrangement Fee (each as defined in the General Fee Letter) that they would have earned under the General Fee Letter, if they had acted in the Titled Capacities in connection with such transactions and based on each such Initial Lender’s  Commitment under the Commitment Letter (as of the date hereof) as a proportion of the aggregate Commitments of the Initial Lenders under the Commitment Letter (as of the date hereof)2; provided, however, that (A) no Initial Lender or Arranger shall be entitled to its allocable portion of the Alternative Transaction Fee if it has (i) terminated its Commitment (unless such termination is permitted (or otherwise occurs) in accordance with the terms of the Commitment Letter) or (ii) declined or failed to reaffirm its willingness following a request by you, or breached its obligations to provide, on the terms and conditions contemplated by the Commitment Letter, the portion of the Facilities committed to by it under the Commitment Letter, (B) no Alternative Transaction Fee shall be payable to any Initial Lender or Arranger pursuant to this clause (b) to the extent that the Company shall have executed and delivered to Jefferies Finance prior to the Deadline, the Commitment Letter and the Fee Letters referred to therein and (C) no Alternative Transaction Fee shall be payable to any Initial Lender or Arranger pursuant to this clause (b) if such Initial Lender or Arranger is entitled to the Successful Superior Proposal Fee.

1 For the avoidance of doubt, the amount of any Initial Lender’s or Arranger’s Successful Superior Proposal Fee shall be solely based on the amount of such Initial Lender’s or Arranger’s Commitment under the Commitment Letter (as of the date hereof) in proportion to the aggregate Commitments of the Initial Lenders or Arrangers under the Commitment Letter (as of the date hereof), and if any Initial Lender or Arranger is not entitled to its portion of the Successful Superior Proposal Fee as provided herein, the amount of the Successful Superior Proposal Fee payable to those Initial Lenders and Arrangers entitled to the Successful Superior Proposal Fee shall not increase. For example, if you and your respective affiliates beneficially own 1 million shares and a Successful Superior Proposal is consummated with consideration of $16.00 per share, then the Share Price Differential would be $2.35, which multiplied by 1 million, equals $2,350,000. 0.075 multiplied by $2,350,000 equals $176,250 and 80% of $176,250 equals $141,000. If each of Initial Lenders A, B, C, D and E have Commitments equal to 20% of the aggregate Commitments, then each such Initial Lender would be entitled to $28,200. However, if Initial Lenders A and B are not entitled to the Successful Superior Proposal Fee, then Initial Lenders C, D and E would still be entitled to $28,200 each, and such amounts payable to Initial Lenders C, D and E would not be increased as a result of Initial Lenders A and B not receiving any of the potential aggregate $141,000 Successful Superior Proposal Fee. In this example, the aggregate Successful Superior Proposal Fee payable by you would be $84,600.

2 For the avoidance of doubt, the amount of any Initial Lender’s or Arranger’s portion of the Alternative Transaction Fee shall be solely based on the amount of such Initial Lender’s or Arranger’s Commitment under the Commitment Letter (as of the date hereof) in proportion to the aggregate Commitments of the Initial Lenders or Arrangers under the Commitment Letter (as of the date hereof), and if any Initial Lender or Arranger is not entitled to its portion of the Alternative Transaction Fee as provided herein, the amount of the Alternative Transaction Fee payable to those Initial Lenders and Arrangers entitled to the Alternative Transaction Fee shall not increase. For example, if the possible aggregate Alternative Transaction Fee under this Fee Letter is $1,000 and each of Initial Lenders A, B, C, D and E have Commitments equal to 20% of the aggregate Commitments, each such Initial Lender would be entitled to $200. However, if Initial Lenders A and B are not entitled to the Alternative Transaction Fee, then Initial Lenders C, D and E would still be entitled to $200 each, and such amounts payable to Initial Lenders C, D and E would not be increased as a result of Initial Lenders A and B not receiving any of the potential aggregate $1,000 Alternative Transaction Fee. In this example, the aggregate Alternative Transaction Fee payable by you would be $600.

c.           To the extent payable pursuant to clauses (a) and (b) of this Section 1, the aggregate Successful Superior Proposal Fee and Alternative Transaction Fee referred to above shall be paid (i) 30.7692% to Jefferies Finance, (ii) 1.1538% to FS, (iii) 0.7692% to FS II, (iv) 1.5192% to MAM (collectively) and (v) 65.7885% to the Icahn Funds (collectively).

d.           Fee Nonrefundable.  All fees hereunder, once paid, are nonrefundable and not creditable against any other fee payable in connection with any Debt Financing Letter or otherwise.  All fees payable hereunder shall be payable in immediately available funds in U.S. dollars free and clear of and without deduction for any and all present or future applicable taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (with appropriate gross-up for withholding taxes).  Without limiting the foregoing, your obligation to pay fees hereunder, or to cause such fees to be paid, shall be absolute and unconditional and shall not be subject to reduction by way of setoff or counterclaim or otherwise.

2. Confidentiality.  This Fee Letter is delivered to you with the understanding that, prior to your acceptance hereof, neither this Fee Letter nor any of the terms or substance hereof may be disclosed to any third party without our prior written consent except (a) as required by applicable law or compulsory legal process (in which case you agree to inform us promptly thereof and to cooperate with us in securing a protective order in respect thereof) and (b) to your officers, directors, employees, attorneys, accountants and advisors on a confidential and need-to-know basis and only in connection with the Transactions.  After your acceptance hereof, this Fee Letter, including Exhibit A, may be disclosed by you.

3. Agreement Relating to Commitment Letter.  On the date hereof, each of the Commitment Letter Parties has executed a copy of the Commitment Letter as attached as Exhibit A hereto.  Each of the Commitment Letter Parties hereby agrees with you that between the date hereof and the Deadline, none of the Commitment Letter Parties will take any action to revoke, rescind or otherwise withdraw its agreements under the Commitment Letter, including that the Company has, and each Commitment Letter Party agrees that the Company shall have, until the Deadline to execute and deliver the Commitment Letter to the Commitment Letter Parties.  We hereby agree that the Commitment Letter Parties’ agreements set forth in this Section 3 are material and in addition to all other rights and remedies, upon any breach of this Section 3 by any Commitment Letter Party, such breaching Commitment Letter Party’s right to the fees contemplated by Section 1 of this Fee Letter shall immediately terminate.

4. Execution of the Commitment Letter.  Each of the Commitment Letter Parties hereby acknowledges that only the Company can agree to the Commitment Letter and that you shall have no obligations thereunder.

5. Beneficial Ownership.  Except as set forth on Schedule A hereto, each of the Commitment Letter Parties hereby represents and warrants that, as of the date hereof, such Commitment Letter Party does not have any beneficial ownership (as determined pursuant to Rule 13d-3 of the Exchange Act) of shares of common stock of the Company.

6. Notices.  Notice given pursuant to any of the provisions of this Fee Letter shall be in writing and shall be mailed or delivered (a) if to you, at the address set forth above and (b) (i) if to Jefferies Finance, at its offices, at 520 Madison Avenue, New York, New York 10022, Attention:  General Counsel, (ii) if to FS or FS II, at their offices, at 345 Park Avenue, 31st Floor, New York, New York 10154, Attention: Brad Marshall and Angelia Perkovic, (iii) if to MAM, at its offices, at 101 Huntington Avenue, 6th Floor Boston, MA 02199, Attention: Jim Roth and Joseph Rizzo and (iv) if to the Icahn Funds, at their offices, at 767 Fifth Avenue, 47th Floor New York, New York 10153, Attention:  Keith Cozza.

7. Counterparts.  This Fee Letter may be executed in one or more counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same instrument.  Delivery of an executed signature page of this Fee Letter by facsimile or other electronic transmission shall be as effective as delivery of an originally-executed counterpart thereof.

8. Assignment.  You may not assign any of your respective rights, or be relieved of any of your respective obligations, under this Fee Letter without our prior written consent, which may be given or withheld in our sole discretion (and any purported assignment without consent, at our sole option,  shall be null and void).  Any and all obligations of, and services to be provided by, us hereunder may be performed and any and all of our rights hereunder may be exercised by or through any of our affiliates or branches.

9. Third Party Beneficiaries.  This Fee Letter has been and is made solely for the benefit of you, us and our affiliates, and your, our and their respective successors and assigns, and nothing in this Fee Letter, express or implied, is intended to confer or does confer on any other person or entity any rights or reason under or by reason of this Fee Letter or your or our agreements contained herein.

10. Survival.  This Fee Letter shall survive the expiration or termination of the Commitment Letter.

11. Choice of Law;  Jurisdiction; Waivers.  This Fee Letter, and any claim, controversy or dispute arising under or related to this Fee Letter (whether based upon contract, tort or otherwise), shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflict of interest principles (other than sections 5-1401 and 5-1402 of the New York General Obligations Law).  To the fullest extent permitted by applicable law, you and we hereby irrevocably submit to the exclusive jurisdiction of any New York State court or Federal court sitting in the County of New York of the Borough of Manhattan in respect of any claim, suit, action or proceeding arising out of or relating to the provisions hereof and irrevocably agree that all claims in respect of any such claim, suit, action or proceeding may be heard and determined in any such court and that service of process therein may be made by certified mail, postage prepaid, to your address set forth above.  You and we hereby waive, to the fullest extent permitted by applicable law, any objection that you or we may now or hereafter have to the laying of venue of any such claim, suit, action or proceeding brought in any such court, and any claim that any such claim, suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  You and we hereby waive, to the fullest extent permitted by applicable law, any right to trial by jury with respect to any claim, suit, action or proceeding (whether based upon contract, tort or otherwise) arising out of or relating to this Fee Letter or any of the other transactions contemplated hereby.  The provisions of this Section 11 are intended to be effective upon the execution of this Fee Letter without any further action by you, and the introduction of a true copy of this Fee Letter into evidence shall be conclusive and final evidence as to such matters.

12. Headings.  The section headings in this Fee Letter have been inserted as a matter of convenience of reference, are not part of this Fee Letter and shall not affect the interpretation of this Fee Letter.

13. Amendment; Waiver.  This Fee Letter may not be modified or amended except in a writing duly executed by you and us.  No waiver by any party of any breach of, or any provision of, this Fee Letter shall be deemed a waiver of any similar or any other breach or provision of this Fee Letter at the same or any prior or subsequent time.  To be effective, a waiver must be set forth in writing signed by the waiving party and must specifically refer to this Fee Letter and the breach or provision being waived.

[Remainder of page intentionally blank]

Very truly yours,

JEFFERIES FINANCE LLC

By:	____________________
Name:
Title:

FS INVESTMENT CORPORATION
By: GSO/Blackstone Debt Funds Management LLC as Sub-Adviser

By:	____________________
Name:
Title:

FS INVESTMENT CORPORATION II
By: GSO/Blackstone Debt Funds Management LLC as Sub-Adviser

By:	____________________
Name:
Title:

MANULIFE ASSET MANAGEMENT,
on behalf of:
Manulife Floating Rate Income Fund
Public Employees Retirement Association of New Mexico
JHF II – Strategic Income Opportunities Fund
John Hancock Income Fund (F/K/A John Hancock Strategic Income Fund)
John Hancock Variable Insurance Trust Strategic Income Opportunities Trust
Manulife Strategic Balanced Yield Fund
Manulife Strategic Income Fund
Manulife Asset Management Strategic Income Pooled Fund
Manulife Investments Trust – Strategic Income Fund
Manulife Global Fixed Income Private Trust
Teacher’s Retirement System of the State of Illinois
Kentucky Retirement Systems Insurance
Kentucky Retirement System Pension
Symmetry Global Bond Fund

By:	____________________
Name:
Title:

ICAHN PARTNERS LP
as Initial Lender

By:	____________________
Name:
Title:

ICAHN PARTNERS MASTER FUND LP
as Initial Lender

By:	____________________
Name:
Title:

ICAHN PARTNERS MASTER FUND II LP
as Initial Lender

By:	____________________
Name:
Title:

ICAHN PARTNERS MASTER FUND III LP
as Initial Lender

By:	____________________
Name:
Title:

HIGH RIVER LIMITED PARTNERSHIP
By: Hopper Investments LLC, its general partner
By: Barberry Corp., its sole member
 as Initial Lender

By:	____________________
Name:
Title:

Accepted and agreed to as of the date first above written:

ICAHN PARTNERS LP

By:	____________________
Name:
Title:

ICAHN PARTNERS MASTER FUND LP

By:	____________________
Name:
Title:

ICAHN PARTNERS MASTER FUND II LP

By:	____________________
Name:
Title:

ICAHN PARTNERS MASTER FUND III LP

By:	____________________
Name:
Title:

IEP ENERGY HOLDINGS LLC

By:	____________________
Name:
Title:

[EXECUTION VERSION]

JEFFERIES FINANCE LLC 520 Madison Avenue New York, New York 10022	FS INVESTMENT CORPORATION FS INVESTMENT CORPORATION II 345 Park Avenue, 31st Floor New York, NY 10154	ICAHN PARTNERS LP ICAHN PARTNERS MASTER FUND LP ICAHN PARTNERS MASTER FUND II LP ICAHN PARTNERS MASTER FUND III LP HIGH RIVER LIMITED PARTNERSHIP 767 Fifth Avenue 47th Floor New York, NY 10153
MANULIFE FLOATING RATE INCOME FUND
PUBLIC EMPLOYEES RETIREMENT ASSOCIATION OF NEW MEXICO
JHF II – STRATEGIC INCOME OPPORTUNITIES FUND
JOHN HANCOCK INCOME FUND (F/K/A JOHN HANCOCK STRATEGIC INCOME FUND)
JOHN HANCOCK VARIABLE INSURANCE TRUST STRATEGIC INCOME OPPORTUNITIES TRUST
MANULIFE STRATEGIC BALANCED YIELD FUND
MANULIFE STRATEGIC INCOME FUND
MANULIFE ASSET MANAGEMENT STRATEGIC INCOME POOLED FUND
MANULIFE INVESTMENTS TRUST - STRATEGIC INCOME FUND
MANULIFE GLOBAL FIXED INCOME PRIVATE TRUST
TEACHERS' RETIREMENT SYSTEM OF THE STATE OF ILLINOIS
KENTUCKY RETIREMENT SYSTEMS INSURANCE
KENTUCKY RETIREMENT SYSTEM PENSION
SYMMETRY GLOBAL BOND FUND
101 Huntington Avenue, 6th Floor
Boston, MA 02199

CONFIDENTIAL

July 1, 2013

HIGH RIVER FEE LETTER

High River Limited Partnership
767 Fifth Avenue
47th Floor
New York, NY 10153

Attention: Keith Cozza

Re:           Project Denali

Ladies and Gentlemen:

We refer to the commitment letter dated the date hereof (a copy executed by us and attached hereto as Exhibit A and including the exhibits, schedules and annexes thereto, the “Commitment Letter”) among Jefferies Finance LLC (“Jefferies Finance”), FS Investment Corporation (“FS”), FS Investment Corporation II (“FS II”), Manulife Floating Rate Income Fund, Public Employees Retirement Association of New Mexico, JHF II – Strategic Income Opportunities Fund, John Hancock Income Fund (F/K/A/ John Hancock Strategic Income Fund), John Hancock Variable Insurance Trust Strategic Income Opportunities Trust, Manulife Strategic Balanced Yield Fund, Manulife Strategic Income Fund, Manulife Asset Management Strategic Income Pooled Fund, Manulife Investments Trust – Strategic Income Fund, Manulife Global Fixed Income Private Trust, Teachers’ Retirement System of the State of Illinois, Kentucky Retirement Systems Insurance, Kentucky Retirement System Pension and Symmetry Global Bond Fund (collectively, “MAM”), Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP, Icahn Partners Master Fund III LP and High River Limited Partnership (collectively, the “Icahn Funds” and, together with Jefferies Finance, FS, FS II and MAM, “we”, “us” or the “Commitment Letter Parties”), and Dell Inc. (the “Company”).  Terms used but not defined in this letter agreement (this “Fee Letter”) shall have the meanings assigned thereto in the Commitment Letter.

1. Compensation.

a.           Successful Superior Proposal Fee.  As consideration for our commitments and agreements under the Commitment Letter executed by us, in the event that either (x) the Merger Agreement is terminated and in connection with such termination, the Company (or an affiliate thereof) enters into an agreement for a “Superior Proposal” (as defined in the Merger Agreement (as in effect on the date hereof)) that is consummated and which results in the aggregate consideration being paid in connection therewith at a price per share in excess of $13.65 or (y) the merger consideration paid pursuant to the Merger Agreement exceeds $13.65 per share (in either case, a “Successful Superior Proposal”), then you shall pay an aggregate fee (the “Successful Superior Proposal Fee”) to us (and allocated based on each Initial Lender’s Commitment under the Commitment Letter (as of the date hereof) as a proportion of the aggregate Commitments of the Initial Lenders under the Commitment Letter (as of the date hereof)1 in an amount equal to (A) 20% of (B) (i) 0.075 multiplied by (ii) the product of (I) the aggregate amount of Shares (as defined in the Merger Agreement) held by you and your affiliates as of the date hereof (which the parties acknowledge and agree is 152,478,650 shares) multiplied by (II) the difference of (a) the price per share at which the Successful Superior Proposal is consummated minus (b) $13.65 (the “Share Price Differential”); provided that in no case shall the Share Price Differential be less than zero.  The $13.65 and number of shares shall be equitably adjusted in the event of any stock split, stock dividend or similar event after the date hereof.  The Successful Superior Proposal Fee shall be earned and payable in full on the date on which a Successful Superior Proposal is consummated and the applicable consideration is paid.  Notwithstanding the foregoing, for the purposes of this Fee Letter, a Successful Superior Proposal shall not include the Tender Offer (to the extent that it would otherwise constitute a “Superior Proposal”) or another “Superior Proposal” that is sponsored and controlled by Icahn and/or SAM.

b.           Alternative Transaction Fee.  If, (x) following the date on which the  Designated Shareholders or any of their respective affiliates shall have appointed, or shall have succeeded in having any of their or any of their respective affiliates’ nominees appointed as, a majority of the directors of the Company’s board of directors, and (y) on or before November 30, 2013 ( the “Final Date”):

the Company or Icahn or any of Icahn’s affiliates (or any person acting in concert with Icahn or any of its affiliates) or the Company’s subsidiaries, consummates one or more debt financing transactions (including any institutional term loan financing), in which any Initial Lender or Arranger did not act in the capacities contemplated for them in the Commitment Letter (to the extent such titles are applicable to such type of transaction) (collectively, the “Titled Capacities”), any portion of the proceeds of which financing are applied prior to the Final Date either to pay any portion of the money under the Tender Offer in connection with the Transactions or to pay any portion of another transaction which delivers or provides cash consideration to the Company’s shareholders (whether in the form of a tender offer for shares of the Company’s capital stock or a dividend or other distribution), then you shall pay an aggregate amount (the “Alternative Transaction Fee”) to the Initial Lenders and the Arrangers (but excluding any Initial Lender or Arranger not entitled to the Alternative Transaction Fee as a result of the actions or failures described in clauses (A) (i) or (ii) of the proviso below) (allocated as set forth in the following paragraph, but not to exceed an aggregate of $18,200,000) equal to (x) 20% of (y) 50% of the Underwriting Fee and the Arrangement Fee (each as defined in the General Fee Letter) that they would have earned under the General Fee Letter if they had acted in the Titled Capacities in connection with such transactions and based on each such Initial Lender’s  Commitment under the Commitment Letter (as of the date hereof) as a proportion of the aggregate Commitments of the Initial Lenders under the Commitment Letter (as of the date hereof)2; provided, however, that (A) no Initial Lender or Arranger shall be entitled to its allocable portion of the Alternative Transaction Fee if it has (i) terminated its Commitment (unless such termination is permitted (or otherwise occurs) in accordance with the terms of the Commitment Letter) or (ii) declined or failed to reaffirm its willingness following a request by you, or breached its obligations to provide, on the terms and conditions contemplated by the Commitment Letter, the portion of the Facilities committed to by it under the Commitment Letter, (B) no Alternative Transaction Fee shall be payable to any Initial Lender or Arranger pursuant to this clause (b) to the extent that the Company shall have executed and delivered to Jefferies Finance prior to the Deadline, the Commitment Letter and the Fee Letters referred to therein and (C) no Alternative Transaction Fee shall be payable to any Initial Lender or Arranger pursuant to this clause (b) if such Initial Lender or Arranger is entitled to the Successful Superior Proposal Fee.

1 For the avoidance of doubt, the amount of any Initial Lender’s or Arranger’s Successful Superior Proposal Fee shall be solely based on the amount of such Initial Lender’s or Arranger’s Commitment under the Commitment Letter (as of the date hereof) in proportion to the aggregate Commitments of the Initial Lenders or Arrangers under the Commitment Letter (as of the date hereof), and if any Initial Lender or Arranger is not entitled to its portion of the Successful Superior Proposal Fee as provided herein, the amount of the Successful Superior Proposal Fee payable to those Initial Lenders and Arrangers entitled to the Successful Superior Proposal Fee shall not increase. For example, if you and your affiliates beneficially own 1 million shares and a Successful Superior Proposal is consummated with consideration of $16.00 per share, then the Share Price Differential would be $2.35, which multiplied by 1 million, equals $2,350,000. 0.075 multiplied by $2,350,000 equals $176,250 and 20% of $176,250 equals $35,250. If each of Initial Lenders A, B, C, D and E have Commitments equal to 20% of the aggregate Commitments, then each such Initial Lender would be entitled to $7,050. However, if Initial Lenders A and B are not entitled to the Successful Superior Proposal Fee, then Initial Lenders C, D and E would still be entitled to $7,050 each, and such amounts payable to Initial Lenders C, D and E would not be increased as a result of Initial Lenders A and B not receiving any of the potential aggregate $35,250 Successful Superior Proposal Fee. In this example, the aggregate Successful Superior Proposal Fee payable by you would be $21,150.

2 For the avoidance of doubt, the amount of any Initial Lender’s or Arranger’s portion of the Alternative Transaction Fee shall be solely based on the amount of such Initial Lender’s or Arranger’s Commitment under the Commitment Letter (as of the date hereof) in proportion to the aggregate Commitments of the Initial Lenders or Arrangers under the Commitment Letter (as of the date hereof), and if any Initial Lender or Arranger is not entitled to its portion of the Alternative Transaction Fee as provided herein, the amount of the Alternative Transaction Fee payable to those Initial Lenders and Arrangers entitled to the Alternative Transaction Fee shall not increase. For example, if the possible aggregate Alternative Transaction Fee under this Fee Letter is $1,000 and each of Initial Lenders A, B, C, D and E have Commitments equal to 20% of the aggregate Commitments, each such Initial Lender would be entitled to $200. However, if Initial Lenders A and B are not entitled to the Alternative Transaction Fee, then Initial Lenders C, D and E would still be entitled to $200 each, and such amounts payable to Initial Lenders C, D and E would not be increased as a result of Initial Lenders A and B not receiving any of the potential aggregate $1,000 Alternative Transaction Fee. In this example, the aggregate Alternative Transaction Fee payable by you would be $600.

c.           To the extent payable pursuant to clauses (a) and (b) of this Section 1, the aggregate Successful Superior Proposal Fee and Alternative Transaction Fee referred to above shall be paid (i) 30.7692% to Jefferies Finance, (ii) 1.1538% to FS, (iii) 0.7692% to FS II, (iv) 1.5192% to MAM (collectively) and (v) 65.7885% to the Icahn Funds (collectively).

d.        Fee Nonrefundable. All fees hereunder, once paid, are nonrefundable and not creditable against any other fee payable in connection with any Debt Financing Letter or otherwise. All fees payable hereunder shall be payable in immediately available funds in U.S. dollars free and clear of and without deduction for any and all present or future applicable taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (with appropriate gross-up for withholding taxes). Without limiting the foregoing, your obligation to pay fees hereunder, or to cause such fees to be paid, shall be absolute and unconditional and shall not be subject to reduction by way of setoff or counterclaim or otherwise.

2. Confidentiality.  This Fee Letter is delivered to you with the understanding that, prior to your acceptance hereof, neither this Fee Letter nor any of the terms or substance hereof may be disclosed to any third party without our prior written consent except (a) as required by applicable law or compulsory legal process (in which case you agree to inform us promptly thereof and to cooperate with us in securing a protective order in respect thereof) and (b) to your officers, directors, employees, attorneys, accountants and advisors on a confidential and need-to-know basis and only in connection with the Transactions.  After your acceptance hereof, this Fee Letter, including Exhibit A, may be disclosed by you.

3. Agreement Relating to Commitment Letter.  On the date hereof, each of the Commitment Letter Parties has executed a copy of the Commitment Letter as attached as Exhibit A hereto.  Each of the Commitment Letter Parties hereby agrees with you that between the date hereof and the Deadline, none of the Commitment Letter Parties will take any action to revoke, rescind or otherwise withdraw its agreements under the Commitment Letter, including that the Company has, and each Commitment Letter Party agrees that the Company shall have, until the Deadline to execute and deliver the Commitment Letter to the Commitment Letter Parties.  We hereby agree that the Commitment Letter Parties’ agreements set forth in this Section 3 are material and in addition to all other rights and remedies, upon any breach of this Section 3 by any Commitment Letter Party, such breaching Commitment Letter Party’s right to the fees contemplated by Section 1 of this Fee Letter shall immediately terminate.

4. Execution of the Commitment Letter.  Each of the Commitment Letter Parties hereby acknowledges that only the Company can agree to the Commitment Letter and that you shall have no obligations thereunder.

5. Beneficial Ownership.  Except as set forth on Schedule A hereto, each of the Commitment Letter Parties hereby represents and warrants that, as of the date hereof, such Commitment Letter Party does not have any beneficial ownership (as determined pursuant to Rule 13d-3 of the Exchange Act) of shares of common stock of the Company.

6. Notices.  Notice given pursuant to any of the provisions of this Fee Letter shall be in writing and shall be mailed or delivered (a) if to you, at the address set forth above and (b) (i) if to Jefferies Finance, at its offices, at 520 Madison Avenue, New York, New York 10022, Attention:  General Counsel, (ii) if to FS or FS II, at their offices, at 345 Park Avenue, 31st Floor, New York, New York 10154, Attention: Brad Marshall and Angelia Perkovic, (iii) if to MAM, at its offices, at 101 Huntington Avenue, 6th Floor Boston, MA 02199, Attention: Jim Roth and Joseph Rizzo and (iv) if to the Icahn Funds at their offices, at 767 Fifth Avenue, 47th Floor New York, New York 10153, Attention: Keith Cozza.

7. Counterparts.  This Fee Letter may be executed in one or more counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same instrument.  Delivery of an executed signature page of this Fee Letter by facsimile or other electronic transmission shall be as effective as delivery of an originally-executed counterpart thereof.

8. Assignment.  You may not assign any of your rights, or be relieved of any of your obligations, under this Fee Letter without our prior written consent, which may be given or withheld in our sole discretion (and any purported assignment without consent, at our sole option,  shall be null and void).  Any and all obligations of, and services to be provided by, us hereunder may be performed and any and all of our rights hereunder may be exercised by or through any of our affiliates or branches.

9. Third Party Beneficiaries.  This Fee Letter has been and is made solely for the benefit of you, us and our affiliates, and your, our and their respective successors and assigns, and nothing in this Fee Letter, express or implied, is intended to confer or does confer on any other person or entity any rights or reason under or by reason of this Fee Letter or your or our agreements contained herein.

10. Survival.  This Fee Letter shall survive the expiration or termination of the Commitment Letter.

11. Choice of Law;  Jurisdiction; Waivers.  This Fee Letter, and any claim, controversy or dispute arising under or related to this Fee Letter (whether based upon contract, tort or otherwise), shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflict of interest principles (other than sections 5-1401 and 5-1402 of the New York General Obligations Law).  To the fullest extent permitted by applicable law, you and we hereby irrevocably submit to the exclusive jurisdiction of any New York State court or Federal court sitting in the County of New York of the Borough of Manhattan in respect of any claim, suit, action or proceeding arising out of or relating to the provisions hereof and irrevocably agree that all claims in respect of any such claim, suit, action or proceeding may be heard and determined in any such court and that service of process therein may be made by certified mail, postage prepaid, to your address set forth above.  You and we hereby waive, to the fullest extent permitted by applicable law, any objection that you or we may now or hereafter have to the laying of venue of any such claim, suit, action or proceeding brought in any such court, and any claim that any such claim, suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  You and we hereby waive, to the fullest extent permitted by applicable law, any right to trial by jury with respect to any claim, suit, action or proceeding (whether based upon contract, tort or otherwise) arising out of or relating to this Fee Letter or any of the other transactions contemplated hereby.  The provisions of this Section 11 are intended to be effective upon the execution of this Fee Letter without any further action by you, and the introduction of a true copy of this Fee Letter into evidence shall be conclusive and final evidence as to such matters.

12. Headings.  The section headings in this Fee Letter have been inserted as a matter of convenience of reference, are not part of this Fee Letter and shall not affect the interpretation of this Fee Letter.

13. Amendment; Waiver.  This Fee Letter may not be modified or amended except in a writing duly executed by you and us.  No waiver by any party of any breach of, or any provision of, this Fee Letter shall be deemed a waiver of any similar or any other breach or provision of this Fee Letter at the same or any prior or subsequent time.  To be effective, a waiver must be set forth in writing signed by the waiving party and must specifically refer to this Fee Letter and the breach or provision being waived.

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Very truly yours,

JEFFERIES FINANCE LLC

By:	____________________
Name:
Title:

FS INVESTMENT CORPORATION
By: GSO/Blackstone Debt Funds Management LLC as Sub-Adviser

By:	____________________
Name:
Title:

FS INVESTMENT CORPORATION II
By: GSO/Blackstone Debt Funds Management LLC as Sub-Adviser

By:	____________________
Name:
Title:

MANULIFE ASSET MANAGEMENT,
on behalf of:
Manulife Floating Rate Income Fund
Public Employees Retirement Association of New Mexico
JHF II – Strategic Income Opportunities Fund
John Hancock Income Fund (F/K/A John Hancock Strategic Income Fund)
John Hancock Variable Insurance Trust Strategic Income Opportunities Trust
Manulife Strategic Balanced Yield Fund
Manulife Strategic Income Fund
Manulife Asset Management Strategic Income Pooled Fund
Manulife Investments Trust – Strategic Income Fund
Manulife Global Fixed Income Private Trust
Teacher’s Retirement System of the State of Illinois
Kentucky Retirement Systems Insurance
Kentucky Retirement System Pension
Symmetry Global Bond Fund

By:	____________________
Name:
Title:

ICAHN PARTNERS LP
as Initial Lender

By:	____________________
Name:
Title:

ICAHN PARTNERS MASTER FUND LP
as Initial Lender

By:	____________________
Name:
Title:

ICAHN PARTNERS MASTER FUND II LP
as Initial Lender

By:	____________________
Name:
Title:

ICAHN PARTNERS MASTER FUND III LP
as Initial Lender

By:	____________________
Name:
Title:

HIGH RIVER LIMITED PARTNERSHIP
By: Hopper Investments LLC, its general partner
By: Barberry Corp., its sole member
 as Initial Lender

By:	____________________
Name:
Title:

Accepted and agreed to as of the date first above written:

HIGH RIVER LIMITED PARTNERSHIP
By: Hopper Investments LLC, its general partner
By: Barberry Corp., its sole member

By: ____________________
    Name:
    Title: